UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2021 (September 28, 2021)

Concord Acquisition Corp II
(Exact name of registrant as specified in its charter)

Delaware	001-40773	86-2171101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 883-4330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	CNDA.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CNDA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K of Concord Acquisition Corp II (the “Company”), on September 3, 2021, the Company completed its initial public offering (“IPO”) of 25,000,000 units (“Units”). Each Unit consists of one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and one-third of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-254788). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000.

The Company had granted the underwriters for the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. Effective as of September 28, 2021, the Underwriters partially exercised their option to purchase additional Units, resulting in the issuance of an additional 3,009,750 Units (the “Option Units”) at a public offering price of $10.00 per Option Unit. After giving effect to the partial exercise and close of the option, an aggregate of 28,009,750 Units have been issued in the IPO. The Underwriters have until October 15, 2021 to exercise the remainder of their option to purchase additional Units.

As previously reported on a Current Report on Form 8-K of the Company, on September 3, 2021, simultaneously with the consummation of the IPO, the Company completed a private placement of an aggregate of 5,000,000 warrants (the “Private Placement Warrants”) to Concord Sponsor Group II LLC (the “Sponsor”), CA2 Co-Investment LLC (“CA2 Co-Investment”) and two anchor investors at a price of $1.50 per Private Placement Warrant, generating total gross proceeds of $7,500,000 (the “Private Placement”). On September 28, 2021, in connection with the sale of Option Units, the Company consummated a private sale of an additional 401,300 Private Placement Warrants to the Sponsor and CA2 Co-Investment (the “Additional Private Placement Warrants”) at a price of $1.50 per Additional Private Placement Warrant, generating gross proceeds of $601,950.

A total of $280,097,500 of the net proceeds from the IPO (including the Option Units) and the sale of Private Placement Warrants and Additional Private Placement Warrants was deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of September 3, 2021 reflecting receipt of the net proceeds upon consummation of the IPO and the Private Placement on September 3, 2021, but not the proceeds from the sale of the Option Units nor the sale of the Additional Private Placement Warrants, had been issued by the Company and previously filed on a Current Report on Form 8-K on September 10, 2021. The Company’s unaudited pro forma balance sheet as of September 28, 2021, reflecting receipt of the net proceeds from the sale of the Option Units and the Additional Private Placement Warrants on the same day is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 28, 2021, the Company issued a press release announcing the partial exercise of the Underwriters’ over-allotment option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet

99.2	Press release dated September 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP II

By:	/s/ Jeff Tuder
Name: Jeff Tuder
Title: Chief Executive Officer

Date: October 1, 2021